Exhibit 4.2

NUMBER
C-______

[__] SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [  ]

PEPPERLIME HEALTH ACQUISITION CORPORATION
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARES

This Certifies that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A ORDINARY SHARES OF

PEPPERLIME HEALTH ACQUISITION CORPORATION
(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will offer to redeem of all its Class A ordinary shares in connection with an initial business combination or will redeem all of its Class A ordinary shares if it is unable to complete a business combination by [__], 2023 (unless extended pursuant to the Corporation’s amended and restated memorandum and articles of association as in effect at such time), all as more fully described in the Corporation’s final prospectus dated [__], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary	[Corporate Seal]	Chief Executive Officer

PEPPERLIME HEALTH ACQUISITION CORPORATION

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Corporation’s final prospectus dated [__], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Corporation redeems the Class A ordinary shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by [__], 2023 (or such later date if such period is extended pursuant to the Company’s Certificate of Incorporation as in effect at such time), (ii) the Corporation redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Corporation’s amended and restated memorandum and articles of association to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination by [__], 2023 (or such later date if such period is extended pursuant to the Company’s amended and restated memorandum and articles of association as in effect at such time), or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.